December 31, 1997

Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the comments in Item 4(a) of Form 8-K of Developed Technology Resource, Inc. dated
December 31, 1997.




/s/ Lurie, Besikof, Lapidus & Co., LLP

LURIE, BESIKOF, LAPIDUS & CO., LLP
Minneapolis, Minnesota

December 31, 1997